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                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
inTEST Corporation

We consent to the use of our report included herein and to the reference to our firm under the heading "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                         /s/ KPMG LLP


Philadelphia, Pennsylvania
July 5, 2000